UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

Unico American Corporation

 (Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. |_|

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President, CEO and Chairman of the Board

On August 10, 2020, Unico American Corporation (the “Company”) announced that, effective August 10, 2020, Cary L. Cheldin will be retiring and, in connection therewith, resigning as President and Chief Executive Officer (“CEO”) of the Company and Chairman and member of the board of directors of the Company (the “Board”). Mr. Cheldin’s departure is not a result of any disagreement with the Company relating to the Company’s operations, policies or practices.

On August 10, 2020, Mr. Cheldin and the Company entered into a Letter Agreement setting forth the details of Mr. Cheldin’s retirement and departure from the Company (the “Letter Agreement”). Pursuant to the Letter Agreement, that certain Employment Agreement, dated as of March 17, 2015, by and between the Company and Mr. Cheldin, as amended (the “Employment Agreement”), was terminated and the Company agreed to provide Mr. Cheldin with a retirement package consisting of the following: (i) an amount in cash equal to all accrued and unpaid salary and other compensation, including accrued, but unused vacation, incurred prior to August 10, 2020, and any unreimbursed business expenses, (ii) an aggregate amount of cash equal to $1,261,783.33, plus (iii) an amount in cash equivalent to reimburse Mr. Cheldin for the cost of purchasing health, disability and life insurance, at the same levels as provided by the Company as of August 10, 2020 for the three year and one month period following August 10, 2020. Pursuant to the Letter Agreement, the Company agreed to the continuation of certain indemnification obligations, as provided in the Employment Agreement.

Pursuant to the terms of the Letter Agreement, Mr. Cheldin agreed to certain open market transfer restrictions during the twenty trading-day period ending on and including March 31, 2021 on all shares of the Company’s common stock, no par value (the “Common Stock”) (or securities convertible or exchangeable for Common Stock) held by him as of such date.

Finally, the Letter Agreement also provides Mr. Cheldin the option, exercisable on or before thirty days after August 10, 2020, to require the Company (or a third party, at the Company’s sole discretion) to purchase all shares of Common Stock held by Mr. Cheldin as of August 10, 2020 at a purchase price of $5.00 per share.

Cheldin Advisory Agreement

In connection with Mr. Cheldin’s retirement, on August 10, 2020, the Company and Mr. Cheldin entered into an Advisory Agreement (the “Advisory Agreement”), pursuant to which, Mr. Cheldin agreed to provide certain transitional services to the Company for a period of twelve months. In consideration for Mr. Cheldin’s advisory services, the Company will pay to him a monthly fee of $10,000, as well as reasonable out-of-pocket expenses incurred by Mr. Cheldin in connection with the provision of services pursuant to the Advisory Agreement.

The foregoing summaries of the Letter Agreement and the Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Appointment of Interim CEO, President and Chairman of the Board

In connection with Mr. Cheldin’s retirement, effective as of August 10, 2020, the Board appointed Mr. Ronald Closser to serve as the Company’s President, interim Chief Executive Officer and Chairman of the Board. Mr. Closser previously served an independent director on the Board and as the Chairman of the Compensation Committee of the Board (the “Compensation Committee”) and as the Chairman of the Nominating & Corporate Governance Committee of the Board (the “N&CG Committee”). In connection with Mr. Closser’s appointment, the Company entered into an Interim Employment Agreement with Mr. Closser on August 10, 2020 (the “Interim Employment Agreement”). The term of the Interim Employment Agreement (the “Term”) will commence as of August 10, 2020, and continue on a month-to-month basis until Mr. Closser’s employment with the Company is terminated by the Board with thirty days’ advanced written notice. Mr. Closser may terminate his employment as President and interim CEO upon providing thirty days’ advance written notice; provided, however, that Mr. Closser has agreed to serve as President and interim CEO for a period of not less than six months, to the extent requested by the Company.

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The Interim Employment Agreement provides that Mr. Closser’s will receive as his sole compensation, a monthly salary of $50,000 (prorated, if applicable) during the Term. Mr. Closser also will be entitled to reimbursement of reasonable, documented, out-of-pocket business expenses and to participate in such employee and executive benefit plans and programs as the Company may offer from time to time to its executives, subject to the terms and conditions of such plans.

Until such time as Mr. Closser resigns as interim CEO and President of the Company, he will not receive compensation for his service as a member of the Board. The information with respect to Mr. Closser’s background as required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is set forth in the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2020 and is hereby incorporated by reference herein.

The foregoing summary of the Interim Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Interim Employment Agreement, a copy of which is attached as Exhibit 10.3 and is incorporated herein by reference.

Board Committee Appointments

On August 10, 2020, in connection with Mr. Closser’s appointment as President and interim CEO, he stepped down as a member of the Compensation Committee and the NC&G Committee. In order to maintain the Company’s compliance with the Nasdaq listing standards related to board committee membership, (i) Mr. Gerard Altonji was appointed to the Compensation Committee and Ms. Rhonda Gillenwaters was appointed to serve as Chairperson of the Compensation Committee, and (ii) Mr. John Keefe was appointed to the N&CG Committee and Mr. Altonji was appointed to serve as Chairman of the N&CG Committee. The Board also determined that Messrs. Altonji and Keefe and Ms. Gillenwaters are independent for purposes of the rules and regulations of the SEC and the the Nasdaq listing standards and that they meet the other requirements for service on the Compensation Committee and N&CG Committee, as applicable.

Item 8.01 Other Events.

On August 10, 2020, the Board authorized and approved a share repurchase program for up to $5 million of the currently outstanding shares of the Common Stock. The share repurchase program is effective immediately and replaces the Company’s existing share repurchase program. The purchases under the share repurchase program may be made from time to time in the open market, through block trades, 10b5-1 trading plans, privately negotiated transactions or otherwise, in each case, in accordance with applicable laws, rules and regulations. The timing and actual number of the shares repurchased will depend on a variety of factors including price, market conditions and corporate and regulatory requirements. The Company intends to fund the share repurchases from cash on hand. The share repurchase program does not commit the Company to repurchase shares of its Common Stock and it may be amended, suspended or discontinued at any time.

On August 11, 2020, the Company issued a press release, announcing the entry into the share repurchase program. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated August 10, 2020, from Unico American Corporation to Cary L. Cheldin.
10.2	Advisory Agreement, dated August 10, 2020, by and between Unico American Corporation and Cary L. Cheldin.
10.3	Interim Employment Agreement, dated August 10, 2020, by and between Unico American Corporation and Ronald Closser.
99.1	Press release, dated August 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: August 12, 2020    By:   /s/ Michael Budnitsky

Name:   Michael Budnitsky

Title:    Treasurer, Chief Financial Officer and Secretary

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